Exhibit 5.17

São Paulo, June 11, 2021

To
Valaris Limited

Re.: Registration Statement Form S-1. Senior Secured First Lien Notes Due 2028 – Valaris Limited.

Ladies and Gentlemen:

We are qualified to practice law in the Federative Republic of Brazil ("Brazil") and have acted as Brazilian legal counsel to Valaris Limited (“Valaris” or “Issuer”), Ensco do Brasil Petróleo e Gás Ltda. (“Ensco do Brasil”) and Ensco Offshore Petróleo e Gás Ltda. (“Ensco Offshore” and when referred jointly with Ensco do Brasil, the “Brazilian Guarantors”) in connection with the issuance of senior secured first lien notes due 2028 of the Issuer (“Notes”), which are guaranteed by the Brazilian Guarantors, among others.

This opinion letter (“Opinion”) is delivered for the benefit of Valaris in connection with the Registration Statement of Form S-1 with the United States Securities and Exchange Commission (“Registration Statement”). Except as otherwise defined herein, all terms used herein and defined in the Transaction Documents (as defined below) shall have the meanings assigned to them therein.

INTRODUCTION

1.                   For the purpose of rendering this Opinion, we have examined originals or copies the following documents:

(i)	an executed copy of the minutes of the quotaholders meeting of Ensco Offshore held on April 29, 2021, duly registered with the Board of Trade of the State of Rio de Janeiro (“JUCERJA”) on May 14, 2021, under No. 00004067695;

(ii)	an executed copy of the minutes of the quotaholders meeting of Ensco Brasil held on April 29, 2021, duly registered with JUCERJA on May 12, 2021, under No. 00004065236;

SÃO PAULO – PAULISTA	SÃO PAULO – FARIA LIMA	RIO DE JANEIRO	BRASÍLIA	NEW YORK	LONDON

Al. Joaquim Eugênio de Lima 447	Av. Brg. Faria Lima 4100 6º andar	Praia do Flamengo 200 11º andar	SHS Q6 Bloco C Sala 1901	34 East 51st Street, 12th floor	5th floor, 32 Cornhill
01403 001 São Paulo SP Brasil	04538 132 São Paulo SP Brasil	22210 901 Rio de Janeiro RJ Brasil	70316 109 Brasília DF Brasil	New York, NY 10022 U.S.A.	London UK EC3V 3SG
T 55 11 3147 7600	T 55 11 3035 4050	T 55 21 3231 8200	T 55 61 3218 6000	T 1 646 695 1100	T 44 (0)20 7280 0160

www.mattosfilho.com.br

(iii)	an executed copy of the ”Senior Secured First Lien Notes Due 2028 Indenture” entered into between the Issuer, as issuer, Wilmington Savings Fund Society, FSB (“Notes Trustee and Collateral Agent”), as trustee and first lien collateral agent, the Brazilian Guarantors and other foreign companies, in their capacity of guarantors, on April 30, 2021 (“Indenture”);

(iv)	an executed copy of the “Security Agreement” entered into between the Issuer, the Notes Trustee and Collateral Agent and the Guarantors, on April 30, 2021 (“Security Agreement”);

(v)	an executed copy of the “Collateral Agency Agreement” entered into between the Issuer, the Notes Trustee and Collateral Agent and the Guarantors, on April 30, 2021 (“Collateral Agency Agreement”); and

(vi)	an executed copy of “Deposit Account and Sweep Investment Control Agreement” entered into between the Issuer, the Notes Trustee and Collateral Agent, Ensco do Brasil, Wells Fargo Bank, National Association, among other foreign entities, on April 30, 2021 (“Deposit Account Agreement” and when referred jointly with the Indenture, the Security Agreement, the Collateral Agency Agreement and the Deposit Account, the “Transaction Documents”).

2.                   In light of the above, and given that certain analysis and conclusions contained in the Transaction Documents do not refer to legal matters, we express no opinion as to, and assume no responsibility for, the accuracy, correctness, truthfulness and/or completeness of such information, as well as any obligations undertaken in the Transaction Documents by the Brazilian Guarantors, relating to (i) commitment to financial ratios, indexes and limits, (ii) debt levels or (iii) need to grant additional security in the event any financial ratio, index or limit is not met or exceeded, and, therefore, we have made no any verification or investigation with respect to such information.

3.                   Except as expressly addressed by our opinion as set forth in paragraph 6 below, we have relied upon and assume no responsibility for or make no representation with respect to the accuracy, correctness, truthfulness and/or completeness of the representations and warranties (including but not limited to those related to factual matters) made by the Brazilian Guarantors in the Transaction Documents.

SÃO PAULO – PAULISTA	SÃO PAULO – FARIA LIMA	RIO DE JANEIRO	BRASÍLIA	NEW YORK	LONDON

Al. Joaquim Eugênio de Lima 447	Av. Brg. Faria Lima 4100 6º andar	Praia do Flamengo 200 11º andar	SHS Q6 Bloco C Sala 1901	34 East 51st Street, 12th floor	5th floor, 32 Cornhill
01403 001 São Paulo SP Brasil	04538 132 São Paulo SP Brasil	22210 901 Rio de Janeiro RJ Brasil	70316 109 Brasília DF Brasil	New York, NY 10022 U.S.A.	London UK EC3V 3SG
T 55 11 3147 7600	T 55 11 3035 4050	T 55 21 3231 8200	T 55 61 3218 6000	T 1 646 695 1100	T 44 (0)20 7280 0160

www.mattosfilho.com.br

4.                   This Opinion is given solely in respect of the laws and regulations of Brazil as of the date hereof and not in respect of any other law or regulation. We are not qualified to render opinions with respect to the laws or regulations of any other jurisdiction and have not made any investigation of the laws or regulations of any jurisdiction outside Brazil. In relation to all matters of laws of the State of New York, United States of America, or any other foreign laws, we understand that you are relying on opinions of legal counsels from such other jurisdictions.

ASSUMPTIONS

5.                   In giving this Opinion, we relied on the following assumptions:

(i)	all documents provided for our analysis and review by, or on behalf of, the Brazilian Guarantors as well as all information conveyed to us by, or on behalf of, the Issuer and the other Guarantors, represent the entirety of all material documents and information regarding the issues raised by us and there is no other material documents and information that have not been provided to us or omitted from us;

(ii)	all documents and information provided to us are true, accurate, complete and sufficient;

(iii)	all documents provided to us in draft form or as facsimile, certified copy or copy or specimen documents conform to their originals;

(iv)	all documents provided to us as originals are authentic;

(v)	all signatures on the documents provided to us are genuine signatures of the persons purporting to sign any such documents;

(vi)	each of the parties to the documents provided to us (except for the Transaction Documents, in relation to the Brazilian Guarantors, as applicable, to the extent expressly addressed by our opinion as set forth in paragraph 6 below) has been duly organized and established and is validly existing on the date of the execution and delivery of such documents;

SÃO PAULO – PAULISTA	SÃO PAULO – FARIA LIMA	RIO DE JANEIRO	BRASÍLIA	NEW YORK	LONDON

Al. Joaquim Eugênio de Lima 447	Av. Brg. Faria Lima 4100 6º andar	Praia do Flamengo 200 11º andar	SHS Q6 Bloco C Sala 1901	34 East 51st Street, 12th floor	5th floor, 32 Cornhill
01403 001 São Paulo SP Brasil	04538 132 São Paulo SP Brasil	22210 901 Rio de Janeiro RJ Brasil	70316 109 Brasília DF Brasil	New York, NY 10022 U.S.A.	London UK EC3V 3SG
T 55 11 3147 7600	T 55 11 3035 4050	T 55 21 3231 8200	T 55 61 3218 6000	T 1 646 695 1100	T 44 (0)20 7280 0160

www.mattosfilho.com.br

(vii)	all documents provided to us (except for the Transaction Documents, in relation to the Brazilian Guarantors, as applicable, to the extent expressly addressed by our opinion as set forth in paragraph 6 below) were (a) duly authorized, executed and delivered by the parties thereto based upon valid and effective approvals, consents, authorizations, orders, exemptions, licenses, fillings and registrations; and (b) signed by representatives with full power and authority;

(viii)	the Transaction Documents constitute legal, valid and binding obligations of each of the parties thereto (other than the Brazilian Guarantors, as applicable, with respect to the Transaction Documents, to the extent expressly addressed by our opinion as set forth in paragraph 6 below), enforceable against each of the parties thereto (other than the Brazilian Guarantors, with respect to the Transaction Documents, as applicable, to the extent expressly addressed by our opinion as set forth in paragraph 6 below) in accordance with their terms, and would be so treated in any court having jurisdiction and are in proper form for their enforcement in any jurisdiction (other than Brazil, in relation to the Brazilian Guarantors, to the extent expressly addressed by our opinion as set forth in paragraph 6 below);

(ix)	each of the parties to the Transaction Documents (other than the Brazilian Guarantors, with respect to the Transaction Documents, as applicable, to the extent expressly addressed by our opinion as set forth in paragraph 6 below) has all regulatory and other approvals, consents, authorizations, orders, exemptions, licenses, fillings and registrations required for the execution, delivery and performance its obligations under the Transaction Documents;

(x)	the execution, delivery, performance and fulfillment of all obligations under the Transaction Documents by all the parties therein (a) do not violate or contravene such party’s articles or certificate of incorporation, by-laws or similar organizational documents (other than the Brazilian Guarantors’ by-laws); (b) do not violate or contravene, or require the consent not obtained under, any agreement, deed or other contract or instrument to which such parties are a party to, or result in acceleration of any obligation under or termination of any such agreements or instruments, or the creation of any lien or encumbrance on any asset or right; (c) do not violate or contravene any judicial or administrative judgment, injunction, writ, order or decree that is binding upon such parties or their assets; (d) do not or will not result in insolvency and do not affect the ability of such parties to honor all their financial and/or tax obligations, including those enrolled in outstanding debt, as well as any arbitral, judicial, extrajudicial or administrative proceedings in progress; and (e) do not or will not violate, contravene, or be unlawful under the laws of any jurisdiction (other than Brazil, with respect to the Transaction Documents, to the extent expressly addressed by our opinion in paragraph 6 below);

SÃO PAULO – PAULISTA	SÃO PAULO – FARIA LIMA	RIO DE JANEIRO	BRASÍLIA	NEW YORK	LONDON

Al. Joaquim Eugênio de Lima 447	Av. Brg. Faria Lima 4100 6º andar	Praia do Flamengo 200 11º andar	SHS Q6 Bloco C Sala 1901	34 East 51st Street, 12th floor	5th floor, 32 Cornhill
01403 001 São Paulo SP Brasil	04538 132 São Paulo SP Brasil	22210 901 Rio de Janeiro RJ Brasil	70316 109 Brasília DF Brasil	New York, NY 10022 U.S.A.	London UK EC3V 3SG
T 55 11 3147 7600	T 55 11 3035 4050	T 55 21 3231 8200	T 55 61 3218 6000	T 1 646 695 1100	T 44 (0)20 7280 0160

www.mattosfilho.com.br

(xi)	there are no arbitral, judicial, extrajudicial or administrative proceedings ongoing or potential arbitral, judicial, extrajudicial or administrative proceedings, and there is no arbitral, judicial, extrajudicial or administrative decision that might invalidate, prevent or make ineffective, null and void the Transaction Documents or the obligations expressed therein for any of their parties, individually or jointly;

(xii)	the Brazilian Guarantors are not parties or the object of any ongoing bankruptcy (falência), insolvency (insolvência civil), liquidation, judicial or extrajudicial recovery (recuperação judicial or extrajudicial) or other related insolvency proceedings in or out of any court of any jurisdiction in Brazil in which their ownership, lease or operation of property or the conduct of their business are located, nor have they petitioned or sought consent for bankruptcy (falência), insolvency (insolvência civil), liquidation, judicial or extrajudicial recovery (recuperação judicial or extrajudicial) or other related insolvency proceedings in Brazil;

(xiii)	there are no other documents, agreements, arrangements, relationship or course of dealing involving any of the parties to the Transaction Documents or any judgment, injunction, writ, order or decree which may modify, affect, supersede or suspend any of the terms thereof or the opinions expressed herein; and

(xiv)	there is no provision of the law or regulation of any jurisdiction other than Brazil which has any implication in relation to the opinions expressed herein.

OPINIONS

6.                   Based on the assumptions and subject to the qualifications, explanations and reservations set forth herein and in paragraph 7 below, as applicable, we are of the opinion that:

(i)	each Brazilian Guarantor is duly incorporated and validly existing as a limited liability company (sociedade por quotas de responsabilidade limitada) under the laws of Brazil, with its organizational documents duly registered with JUCERJA;

SÃO PAULO – PAULISTA	SÃO PAULO – FARIA LIMA	RIO DE JANEIRO	BRASÍLIA	NEW YORK	LONDON

Al. Joaquim Eugênio de Lima 447	Av. Brg. Faria Lima 4100 6º andar	Praia do Flamengo 200 11º andar	SHS Q6 Bloco C Sala 1901	34 East 51st Street, 12th floor	5th floor, 32 Cornhill
01403 001 São Paulo SP Brasil	04538 132 São Paulo SP Brasil	22210 901 Rio de Janeiro RJ Brasil	70316 109 Brasília DF Brasil	New York, NY 10022 U.S.A.	London UK EC3V 3SG
T 55 11 3147 7600	T 55 11 3035 4050	T 55 21 3231 8200	T 55 61 3218 6000	T 1 646 695 1100	T 44 (0)20 7280 0160

www.mattosfilho.com.br

(ii)	each Brazilian Guarantor has the corporate power and authority required to execute, deliver and perform its obligations under the Transaction Documents, as applicable;

(iii)	each of the Transaction Documents has been duly authorized, executed and delivered by the Brazilian Guarantors, as applicable, and assuming the due authorization, execution and delivery by the other parties thereto and legality and validity of the Transaction Documents under laws of the State of New York, United States of America, provided that all formalities referred in items (iii) and (iv) of paragraph 7 below are fulfilled, as applicable, each of the Transaction Documents (a) constitutes legal, valid and binding obligations of the Guarantor, in accordance with its terms, and (b) is enforceable against the Brazilian Guarantors, as applicable, in accordance with its terms; and

(iv)	the execution, delivery and performance by each Brazilian Guarantor of the Transaction Documents, as applicable, do not violate in any respect (a) any existing applicable law, rule or regulation of Brazil, or (b) the Brazilian Guarantors’ by-laws.

QUALIFICATIONS, RESERVATIONS AND EXPLANATIONS

7.                   This Opinion is subject to the following qualifications, explanations and reservations:

(i)	Our opinion with respect to the binding effect and enforceability of the obligations of each Brazilian Guarantor under the Transaction Documents, as applicable, is subject to all limitations arising from: (a) bankruptcy (falência), insolvency (insolvência civil), liquidation, reorganization and judicial or extrajudicial recovery (recuperação judicial or extrajudicial); (b) certain credits, such as costs related to these proceedings (i.e., trustees' fees), credits granted to any Brazilian Guarantor after filing of judicial recovery (recuperação judicial), labor claims, secured credits by fiduciary or in rem guarantees up to the value of the secured assets, social security and tax claims (except for tax penalties) and other claims enjoying special or general privilege or statutorily preferred claims, which may have preference if any of the events described in item (a) occurs; (c) possible unavailability of remedies for specific performance or injunctive relief; (d) concepts of materiality, reasonableness, good faith, public policy and fair dealing, such as contractual conditions providing that a certain act or fact shall be determined solely by one party (condição puramente potestativa); and (e) other laws of general application relating to or affecting the rights of creditors generally, including (without limitation) fraudulent conveyance or intervention by the Brazilian governmental authorities;

SÃO PAULO – PAULISTA	SÃO PAULO – FARIA LIMA	RIO DE JANEIRO	BRASÍLIA	NEW YORK	LONDON

Al. Joaquim Eugênio de Lima 447	Av. Brg. Faria Lima 4100 6º andar	Praia do Flamengo 200 11º andar	SHS Q6 Bloco C Sala 1901	34 East 51st Street, 12th floor	5th floor, 32 Cornhill
01403 001 São Paulo SP Brasil	04538 132 São Paulo SP Brasil	22210 901 Rio de Janeiro RJ Brasil	70316 109 Brasília DF Brasil	New York, NY 10022 U.S.A.	London UK EC3V 3SG
T 55 11 3147 7600	T 55 11 3035 4050	T 55 21 3231 8200	T 55 61 3218 6000	T 1 646 695 1100	T 44 (0)20 7280 0160

www.mattosfilho.com.br

(ii)	According to the laws of Brazil, public policy principles (ordem pública) govern the validity of actions and obligations and cannot be modified or waived by the parties thereto. In this sense, the Brazilian Civil Code sets forth that the invalidity of the underlying obligation results in the invalidity of the ancillary obligation. Thus, as a guarantee is an ancillary obligation to the underlying obligation, a judgment obtained in a court outside Brazil against a guarantor for the enforcement of a guarantee in respect to the underlying obligations declared or considered null, void or unenforceable, may not be confirmed by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça);

(iii)	In order to assure the admission of the Transaction Documents with the Brazilian public agencies and courts and their effectiveness against third parties in Brazil: (a) the Transaction Documents must comply with all the legal requirements of the place of its execution for its execution and enforceability; (b) the signature of the parties who sign the Transaction Documents outside Brazil must be notarized by a public notary licensed pursuant to the laws of the place of signature and the signature of such public notary must be authenticated by the Brazilian Diplomatic Office with jurisdiction over the place of execution, except when such public notary is from a country that is signatory of the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated of October 5, 1961 (“Apostille Convention”), in which case the authentication shall be made as provided therein; (c) the Transaction Documents (including the notarization and authentication of signatures) must be translated into Portuguese by a sworn translator in Brazil; and (d) the Transaction Documents together with it sworn translation must be registered with the appropriate Registry of Deeds and Documents (Cartório de Registro de Títulos e Documentos) in Brazil;

(iv)	Any document in a foreign language will be admitted as evidence in the Brazilian courts or any other Brazilian public authority if translated into Portuguese by a sworn translator (tradutor juramentado) in Brazil;

SÃO PAULO – PAULISTA	SÃO PAULO – FARIA LIMA	RIO DE JANEIRO	BRASÍLIA	NEW YORK	LONDON

Al. Joaquim Eugênio de Lima 447	Av. Brg. Faria Lima 4100 6º andar	Praia do Flamengo 200 11º andar	SHS Q6 Bloco C Sala 1901	34 East 51st Street, 12th floor	5th floor, 32 Cornhill
01403 001 São Paulo SP Brasil	04538 132 São Paulo SP Brasil	22210 901 Rio de Janeiro RJ Brasil	70316 109 Brasília DF Brasil	New York, NY 10022 U.S.A.	London UK EC3V 3SG
T 55 11 3147 7600	T 55 11 3035 4050	T 55 21 3231 8200	T 55 61 3218 6000	T 1 646 695 1100	T 44 (0)20 7280 0160

www.mattosfilho.com.br

(v)	Any decision by a non-Brazilian court against any Brazilian Guarantor (except for a decision involving real estate located in Brazil, declaration of bankruptcy of a Brazilian entity or declaration of insolvency of any individual domiciled in Brazil, for which the Brazilian courts have exclusive jurisdiction) is enforceable in Brazil if previously confirmed by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça). The confirmation by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça) will occur without reexamination of the merits, and it is granted only if the non-Brazilian court decision:

(a)	fulfills all formalities required for its enforceability under the laws of the country where it was issued;

(b)	is rendered by an authority with jurisdiction over the matter;

(c)	is rendered after the parties were duly served in accordance with applicable law (including, if made in Brazil, such service must be effected in accordance with the laws of Brazil), or after submission of sufficient evidence justifying the parties’ absence (revelia), as required by applicable law;

(d)	is final and, therefore, not subject to appeal in the jurisdiction in which it was issued;

(e)	is not against decisions protected by “res judicata” in Brazil;

(f)	is not against Brazilian national sovereignty, human dignity, morality or public policy (soberania nacional, dignidade da pessoa humana, bons costumes or ordem pública); and

(g)	was authenticated by a Brazilian Diplomatic Office in the country where it was issued, except when such decision was authenticated in a country that is signatory of the Apostille Convention, in which case the authentication shall be made as provided therein, together with a translation into Portuguese made by a sworn translator (tradutor juramentado) in Brazil;

(vi)	Any sum payable by any Brazilian Guarantor under the Transaction Documents, as applicable, as determined by a decision issued by the Brazilian courts will be converted at the rate of exchange prevailing on the date of such payment. In case of bankruptcy, all credits denominated in foreign currency must be converted into Brazilian currency at the rate of exchange of the date of declaration of bankruptcy. In the event of judicial recovery, all credits denominated in foreign currency will be converted into Brazilian currency at the exchange rate of the date before the Creditors’ Meeting in order to vote the restructuring plan. For the purpose of payment under the approved restructuring plan, credit in foreign currency will be converted into Brazilian currency at the exchange rate prevailing on the date of payment, unless otherwise agreed in the restructuring plan;

SÃO PAULO – PAULISTA	SÃO PAULO – FARIA LIMA	RIO DE JANEIRO	BRASÍLIA	NEW YORK	LONDON

Al. Joaquim Eugênio de Lima 447	Av. Brg. Faria Lima 4100 6º andar	Praia do Flamengo 200 11º andar	SHS Q6 Bloco C Sala 1901	34 East 51st Street, 12th floor	5th floor, 32 Cornhill
01403 001 São Paulo SP Brasil	04538 132 São Paulo SP Brasil	22210 901 Rio de Janeiro RJ Brasil	70316 109 Brasília DF Brasil	New York, NY 10022 U.S.A.	London UK EC3V 3SG
T 55 11 3147 7600	T 55 11 3035 4050	T 55 21 3231 8200	T 55 61 3218 6000	T 1 646 695 1100	T 44 (0)20 7280 0160

www.mattosfilho.com.br

(vii)	In the event that a lawsuit is filed against any Brazilian Guarantor in Brazil, certain court costs and deposits may be due by the plaintiff. Any plaintiff not residing in Brazil or who is abroad during the course of a legal proceeding is required to post a bond (caução) to cover legal fees (including, but not limited to court and third party attorney's fees) if he/she/it does not possess any real estate in Brazil to guaranty such payment, except in the following cases: (a) when an international treaty or convention provides otherwise; (b) the lawsuit is an enforcement proceeding based on an execution instrument (título extrajudicial) or judgments/arbitral awards (título judicial); or (c) counterclaims;

(viii)	In the event that any lawsuit is brought against any Guarantor, service of process upon such party, if made in Brazil, must be effected in accordance with the laws of Brazil;

(ix)	In the event that any lawsuit is brought against any Brazilian Guarantor in a non-Brazilian court, request for service of process in Brazil must be carried out via rogatory letters (carta rogatória) to the Brazilian Superior Court of Justice (Superior Tribunal de Justiça), which shall have jurisdiction to grant exequatur to the service of process, if such request does not violate national sovereignty, human dignity, morality and/or public policy (soberania nacional, dignidade da pessoa humana, bons costumes or ordem pública);

(x)	Any decision determining any Brazilian Guarantor to make a payment will only be enforceable in the Brazilian courts if the amount to be paid is stipulated in the decision (certa, líquida e exigível) by the time the enforcement request (cumprimento de sentença) is brought against such Guarantor;

SÃO PAULO – PAULISTA	SÃO PAULO – FARIA LIMA	RIO DE JANEIRO	BRASÍLIA	NEW YORK	LONDON

Al. Joaquim Eugênio de Lima 447	Av. Brg. Faria Lima 4100 6º andar	Praia do Flamengo 200 11º andar	SHS Q6 Bloco C Sala 1901	34 East 51st Street, 12th floor	5th floor, 32 Cornhill
01403 001 São Paulo SP Brasil	04538 132 São Paulo SP Brasil	22210 901 Rio de Janeiro RJ Brasil	70316 109 Brasília DF Brasil	New York, NY 10022 U.S.A.	London UK EC3V 3SG
T 55 11 3147 7600	T 55 11 3035 4050	T 55 21 3231 8200	T 55 61 3218 6000	T 1 646 695 1100	T 44 (0)20 7280 0160

www.mattosfilho.com.br

(xi)	Pursuant to the laws of Brazil, injunctive reliefs are granted by the courts at its discretion, and therefore may not be granted or be available with respect to any particular provision of the Transaction Documents;

(xii)	Pursuant to the laws of Brazil, (a) a person or entity may not properly waive or be deprived of his/her/it right to file a claim in Brazilian court, and (b) a person or entity may not be deprived of his/her/its property without due process; therefore, any such waivers by any Brazilian Guarantor with respect to such rights and any such waivers to bring a claim against any of the parties to the Transaction Documents may not be enforced by a Brazilian court;

(xiii)	Any provisions of the Transaction Documents stipulating that any specification or determination will be conclusive and binding will not be conclusive and binding if such specification or determination is fraudulent or will not necessarily prevent judicial inquiry into the merits of any claims by an aggrieved party;

(xiv)	According to the laws of Brazil, regardless of any contractual provision, a Brazilian judge has discretion to weigh in the evidence submitted to a Brazilian court;

(xv)	Pursuant to the Brazilian Code of Civil Procedure (Law No. 13,105/2015, as amended), certain properties, assets and revenues of Brazilian individuals are subject to immunity from, or restrictions to, lawsuits, executions, seizures and attachments. Such properties, assets and revenues include, inter alia, assets that have restraints upon their disposition, life insurance policies, property where the individual resides, certain personal properties, small rural properties (provided that such property is used by the owner’s family for livelihood), salaries of civil servants and pension payments;

(xvi)	Except as provided for in the Brazilian Bankruptcy Law or in the event of judicial recovery (recuperação judicial), a pari passu ranking in priority of payment does not require a debtor to make pro rata payment to its creditors under the laws of Brazil;

(xvii)	Pursuant to the laws of Brazil, the rights and/or obligations of a party to an agreement entered into by such party and other parties may not be amended, upon a unilateral decision of a party (even if it is most of the parties), without the consent of the party whose rights and/or obligations are being amended;

SÃO PAULO – PAULISTA	SÃO PAULO – FARIA LIMA	RIO DE JANEIRO	BRASÍLIA	NEW YORK	LONDON

Al. Joaquim Eugênio de Lima 447	Av. Brg. Faria Lima 4100 6º andar	Praia do Flamengo 200 11º andar	SHS Q6 Bloco C Sala 1901	34 East 51st Street, 12th floor	5th floor, 32 Cornhill
01403 001 São Paulo SP Brasil	04538 132 São Paulo SP Brasil	22210 901 Rio de Janeiro RJ Brasil	70316 109 Brasília DF Brasil	New York, NY 10022 U.S.A.	London UK EC3V 3SG
T 55 11 3147 7600	T 55 11 3035 4050	T 55 21 3231 8200	T 55 61 3218 6000	T 1 646 695 1100	T 44 (0)20 7280 0160

www.mattosfilho.com.br

(xviii)	Contractual penalties may not exceed the amount of the main obligation of the related agreement. Brazilian courts may not grant damages for purposes other than the compensation of the injured party. This is especially the case with punitive damages, which are not admitted under the laws of Brazil;

(xix)	Where a party is granted discretion or can determine a matter in its own opinion, the discretion must be exercised reasonably, and the determination must be based on reasonable grounds in order to be binding upon the other parties;

(xx)	Notwithstanding that the Transaction Documents expressly stipulate that it is governed by the laws of State of New York, United States of America, such law will only be recognized and enforced in Brazil if not against Brazilian national sovereignty, human dignity, morality or public policy (soberania nacional, dignidade da pessoa humana, bons costumes or ordem pública);

(xxi)	The submission to the jurisdiction of the courts of the State of New York, United States of America, as stipulated by the Transaction Documents, constitutes a valid and legally binding obligation under the laws of Brazil, if (a) the contractual language makes it clear that courts of State of New York, United States of America, have non-exclusive jurisdiction; (b) the contract is deemed to be international by Brazilian courts; and (c) Brazilian courts do not have exclusive jurisdiction over any dispute arising therefrom. We cannot assert whether a court will consider each of the Transaction Documents to be an international contract, but, according to the laws of Brazil, a contract is international if (1) one of the parties is located in a foreign country; or (2) the performance of the contract is made in a foreign country. Furthermore, Brazilian courts have exclusive jurisdiction over matters involving real estate located in Brazil or declaration of bankruptcy by a Brazilian individual or entity;

(xxii)	The remittance of any payments by any Brazilian Guarantor pursuant to the Transaction Documents shall be made in compliance with the applicable Brazilian foreign exchange regulations in effect on the date of the execution of the correspondent exchange agreement;

(xxiii)	The laws of Brazil prohibit the private set-off of credits or amounts of any nature (compensação privada de créditos ou valores de qualquer natureza) to be remitted to and from Brazil whenever there is a violation of the Brazilian Central Bank regulations, such as in situations where actual remittances via foreign exchange transactions are required;

SÃO PAULO – PAULISTA	SÃO PAULO – FARIA LIMA	RIO DE JANEIRO	BRASÍLIA	NEW YORK	LONDON

Al. Joaquim Eugênio de Lima 447	Av. Brg. Faria Lima 4100 6º andar	Praia do Flamengo 200 11º andar	SHS Q6 Bloco C Sala 1901	34 East 51st Street, 12th floor	5th floor, 32 Cornhill
01403 001 São Paulo SP Brasil	04538 132 São Paulo SP Brasil	22210 901 Rio de Janeiro RJ Brasil	70316 109 Brasília DF Brasil	New York, NY 10022 U.S.A.	London UK EC3V 3SG
T 55 11 3147 7600	T 55 11 3035 4050	T 55 21 3231 8200	T 55 61 3218 6000	T 1 646 695 1100	T 44 (0)20 7280 0160

www.mattosfilho.com.br

(xxiv)	According to the laws of Brazil, the appointment of the CSC Corporation, as described in the Indenture, is valid only for a certain period of time, but may be renewed from time to time. The appointment of the CSC Corporation as the Brazilian Guarantors’ agent for service of process, as described in the Indenture, is valid during the period of 36 (thirty-six) months according to the Brazilian Guarantors’ articles of association;

(xxv)	the laws of Brazil do not expressly recognize the right of a "security or collateral agent" to enforce rights of a creditor against a debtor unless the "security or collateral agent" is also a creditor of such debtor with respect to the same obligation and all creditors of such debtor with respect to such obligation are joint and several. Therefore, there is no guaranty that a Brazilian court would allow a "security or collateral agent" to enforce each of the Transaction Documents with respect to obligations to the other secured creditors, if such "security or collateral agent" is not, or at any moment ceases to be, a creditor of each one of the obligations, or if all creditors (including such "security or collateral agent") are not or cease to be joint and several creditors with respect to each one of the obligations. In addition, as the laws of Brazil do not expressly recognize the right of a "security or collateral agent" to enforce rights of a creditor against a debtor, (A) the “security or collateral agent” may be required to be appointed by all present and future lenders under the credit agreement as attorney in fact (with ad judicia powers) to act on behalf of each of them in the foreclosure proceedings of the Transaction Documents in Brazil; and/or (B) all present and future lenders under the Transaction Documents may be required to act as the plaintiffs in the foreclosure proceedings of the Transaction Documents in Brazil;

(xxvi)	the appointment of an agent as collateral agent and legal representative and with powers to act on behalf and for the benefit of the notes’ holders under the Indenture (“Holders”), including to receive any guaranty or security in its name, but on behalf and for the benefit of the Holders, must be valid under laws of the State of New York, United States of America (or other applicable law);

(xxvii)	except as otherwise stipulated herein, and to the extent provided in paragraph 5 above, we are not passing upon and do not undertake any responsibility for the accuracy, completeness or fairness of the representations and warranties given by any Brazilian Guarantor in the Transaction Documents, as applicable, and we make no representation that we have independently verified the accuracy, completeness or fairness of such representations and warranties;

SÃO PAULO – PAULISTA	SÃO PAULO – FARIA LIMA	RIO DE JANEIRO	BRASÍLIA	NEW YORK	LONDON

Al. Joaquim Eugênio de Lima 447	Av. Brg. Faria Lima 4100 6º andar	Praia do Flamengo 200 11º andar	SHS Q6 Bloco C Sala 1901	34 East 51st Street, 12th floor	5th floor, 32 Cornhill
01403 001 São Paulo SP Brasil	04538 132 São Paulo SP Brasil	22210 901 Rio de Janeiro RJ Brasil	70316 109 Brasília DF Brasil	New York, NY 10022 U.S.A.	London UK EC3V 3SG
T 55 11 3147 7600	T 55 11 3035 4050	T 55 21 3231 8200	T 55 61 3218 6000	T 1 646 695 1100	T 44 (0)20 7280 0160

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(xxviii)	we express no opinion as to the validity, binding effect and enforceability of any provision of the Transaction Documents, (a) providing for indemnification and contribution by the parties to certain losses, claims, damages and liabilities caused or incurred by other parties thereto, (b) exempting a party from, or requiring indemnification of a party for, its own action or inaction, to the extent such action or inaction involves gross negligence or wilful or unlawful conduct (culpa or dolo); (c) involving monetary conversion of decisions rendered by an arbitral tribunal and by Brazilian courts; and (d) involving indemnification by one party to the Transaction Documents against any loss resulting from monetary conversion of the amount payable due to decisions rendered by court or arbitral award in another currency (e.g., currency variation and/or exchange rate losses); and

(xxix)	in rendering the opinions set forth herein, we note that any conclusion on any particular issue is not a guarantee or prediction of a court decision, but our opinion as to what would be an appropriate decision by a court when properly presented with the facts and assumptions we have relied on are established.

FINAL CONSIDERATIONS

8.                   This Opinion is addressed to you solely for the purpose of filing the Registration Statement and may not be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose.

9.                   This Opinion is limited to the matters and transactions expressly stated herein and does not extend to and is not to be read as extended by implication to, any other matter or transaction in connection with the Transaction Documents or the transactions or documents referred to therein.

10.                 This Opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any change of law or fact that may occur after the date of this Opinion even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this Opinion. Accordingly, you should seek advice of your counsel as to the proper application of this Opinion at such time.

SÃO PAULO – PAULISTA	SÃO PAULO – FARIA LIMA	RIO DE JANEIRO	BRASÍLIA	NEW YORK	LONDON

Al. Joaquim Eugênio de Lima 447	Av. Brg. Faria Lima 4100 6º andar	Praia do Flamengo 200 11º andar	SHS Q6 Bloco C Sala 1901	34 East 51st Street, 12th floor	5th floor, 32 Cornhill
01403 001 São Paulo SP Brasil	04538 132 São Paulo SP Brasil	22210 901 Rio de Janeiro RJ Brasil	70316 109 Brasília DF Brasil	New York, NY 10022 U.S.A.	London UK EC3V 3SG
T 55 11 3147 7600	T 55 11 3035 4050	T 55 21 3231 8200	T 55 61 3218 6000	T 1 646 695 1100	T 44 (0)20 7280 0160

www.mattosfilho.com.br

11.                 We hereby (i) consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the use of this Opinion as an exhibit to the Registration Statement; and (ii) allow Conyers Dill & Pearman and Kirkland & Ellis LLP to rely as to matters of the laws of Brazil on this Opinion in rendering its opinions to be filed with the Registration Statement.

12.                 This Opinion will be governed by and construed in accordance with the laws of Brazil in effect on the date hereof.

/s/ Frederico Kerr Bullamah

MATTOS FILHO, VEIGA FILHO, MARREY JR. E QUIROGA ADVOGADOS

Frederico Kerr Bullamah

SÃO PAULO – PAULISTA	SÃO PAULO – FARIA LIMA	RIO DE JANEIRO	BRASÍLIA	NEW YORK	LONDON

Al. Joaquim Eugênio de Lima 447	Av. Brg. Faria Lima 4100 6º andar	Praia do Flamengo 200 11º andar	SHS Q6 Bloco C Sala 1901	34 East 51st Street, 12th floor	5th floor, 32 Cornhill
01403 001 São Paulo SP Brasil	04538 132 São Paulo SP Brasil	22210 901 Rio de Janeiro RJ Brasil	70316 109 Brasília DF Brasil	New York, NY 10022 U.S.A.	London UK EC3V 3SG
T 55 11 3147 7600	T 55 11 3035 4050	T 55 21 3231 8200	T 55 61 3218 6000	T 1 646 695 1100	T 44 (0)20 7280 0160

www.mattosfilho.com.br